Exhibit 99

General Electric Capital Services, Inc.

Condensed Statement of Earnings

	Three months ended March 31,
(In millions, Unaudited)	2011	2010	V	%

Revenues
Revenues from services	$13,112	$12,489
Sales of goods	42	281
Total revenues	13,154	12,770	3%

Costs and expenses
Costs of sales, operating and administrative expenses	5,304	5,831
Interest	3,667	3,800
Investment contracts, insurance losses and insurance
annuity benefits	769	787
Provision for losses on financing receivables	1,163	2,187
Total costs and expenses	10,903	12,605	(14)%

Earnings from continuing operations before
income taxes	2,251	165	F
Benefit (provision) for income taxes	(414)	345
Earnings from continuing operations	1,837	510	F

Earnings (loss) from discontinued operations,
net of taxes	19	(363)

Net earnings	1,856	147	F

Less net earnings (loss) attributable to
noncontrolling interests	31	(5)
Net earnings attributable to GECS	$1,825	$152	F

Amounts attributable to GECS:
Earnings from continuing operations	$1,806	$515	F
Earnings (loss) from discontinued operations, net of taxes	19	(363)
Net earnings attributable to GECS	$1,825	$152	F

(1)

General Electric Capital Services, Inc.

Summary of Operating Segments

	Three months ended March 31,
(In millions, Unaudited)	2011	2010	V	%

Revenues
Commercial Lending and Leasing (CLL)	$4,608	$4,594	-%
Consumer	4,941	4,564	8%
Real Estate	907	944	(4)%
Energy Financial Services	345	791	(56)%
GE Capital Aviation Services (GECAS)	1,325	1,239	7%
Total segment revenues	12,126	12,132	-%
GECS corporate items and eliminations	1,028	638	61%
Total Revenues	$13,154	$12,770	3%

Segment profit
CLL	$554	$232	F
Consumer	1,257	569	F
Real Estate	(358)	(403)	11%
Energy Financial Services	112	153	(27)%
GECAS	306	317	(3)%
Total segment profit	1,871	868	F
GECS corporate items and eliminations	(65)	(353)	82%
Earnings from continuing operations
attributable to GECS	1,806	515	F
Earnings (loss) from discontinued operations,
net of taxes, attributable to GECS	19	(363)	F
Net earnings attributable to GECS	$1,825	$152	F

(2)

General Electric Capital Services, Inc.

Condensed Statement of Financial Position

	March 31,	December 31,
(In billions, Unaudited)	2011	2010

Assets
Cash & marketable securities	$112.1	$104.2
Inventories	0.1	0.1
Financing receivables - net	308.4	317.7
Property, plant & equipment - net	54.3	53.8
Goodwill & intangible assets	29.6	29.4
Other assets	86.5	93.5
Assets of businesses held for sale	1.6	3.1
Assets of discontinued operations	5.1	6.9

Total assets	$597.7	$608.7

Liabilities and equity
Borrowings and bank deposits	$458.1	$470.6
Investment contracts, insurance liabilities and insurance annuity benefits	30.4	30.0
Other liabilities	33.4	35.2
Liabilities of businesses held for sale	0.6	0.6
Liabilities of discontinued operations	1.9	2.1
GECS shareowner's equity	72.1	69.0
Noncontrolling interests	1.2	1.2

Total liabilities and equity	$597.7	$608.7

(3)